                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement    [ ]  Confidential, for Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                      E. I. DU PONT DE NEMOURS AND COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

        ------------------------------------------------------------------------

     (2)  Form, schedule or registration statement no.:

        ------------------------------------------------------------------------

     (3)  Filing party:

        ------------------------------------------------------------------------

     (4)  Date filed:

        ------------------------------------------------------------------------

                                                          DuPont
                                                          1007 Market Street
                                                          Wilmington, DE 19898

                                                          Chairman and
                                                          Chief Executive
                                                          Officer

[DUPONT LOGO]
ANNUAL MEETING - APRIL 24, 2002

March 21, 2002

Dear Stockholder:

You are invited to attend the Company's 2002 Annual Meeting on Wednesday, April 24, 2002, at 10:30 a.m. in The Playhouse Theatre, DuPont Building, Wilmington, Delaware.

The enclosed Notice of Annual Meeting and Proxy Statement describe the various matters to be acted upon during the meeting. In addition, there will be a report on the state of the Company's business as we enter our third century and an opportunity for you to express your views on subjects related to the Company's operations.

To make it easier for you to vote your shares, you have the choice of voting over the Internet, by telephone, or by completing and returning the enclosed proxy card. The proxy card describes your voting options in more detail. In any case, you may request a ticket for the meeting. If you need special assistance because of a disability, please contact the DuPont Stockholder Relations Office at 302-774-2868.

The Annual Meeting gives us an opportunity to review the actions the Company is taking to achieve our mission of sustainable growth. We appreciate your ownership of DuPont, and I hope you will be able to join us on April 24.

Sincerely,

/s/ Charles Holliday
C. O. Holliday, Jr.

                                                       [Recycled Emblem]
                                                       Printed on Recycled Paper

                                                                  March 21, 2002

To the Holders of Common Stock of
E. I. du Pont de Nemours and Company

                            NOTICE OF ANNUAL MEETING

The Annual Meeting of Stockholders of E. I. DU PONT DE NEMOURS AND COMPANY will be held on Wednesday, APRIL 24, 2002, at 10:30 a.m. local time, in The Playhouse Theatre in the DuPont Building, 1007 Market Street, Wilmington, Delaware. The meeting will be held to consider and act upon the election of directors, the ratification of independent accountants, a management proposal on the Company's Variable Compensation Plan, stockholder proposals described in the Proxy Statement and such other business as may properly come before the meeting.

Holders of record of DuPont Common Stock at the close of business on March 7, 2002, are entitled to vote at the meeting.

This notice and the accompanying proxy materials are sent to you by order of the Board of Directors.

                                                            /s/ Louise Lancaster

                                                      Louise B. Lancaster
                                                           Secretary

             YOUR VOTE IS IMPORTANT. THERE ARE THREE WAYS TO VOTE:

                  -     By Internet, or

                  -     By telephone, or

                  - Sign, date and return your proxy card in the enclosed envelope as soon as possible.

Registered stockholders and holders of shares in the Company's U.S. employee benefit plans may access their proxy materials electronically next year by visiting the Internet web site http://www.econsent.com/dd/. Stockholders with brokerage accounts can determine if their brokers offer electronic delivery by visiting http://www.icsdelivery.com.

              2002 ANNUAL MEETING OF STOCKHOLDERS

                            Proxy Statement

                                     General Information                                   1
                                     Governance of the Company                             3
                                           Board of Directors                              3
                                           Office of the Chief Executive                   3
                                           Committees of the Board                         4
                                           Committee Membership                            5
                                           Audit Committee Report                          5
                                           Directors' Compensation                         6
                                           Directors' Retirement Policy                    7
                                     Election of Directors                                 8
                                           Nominee Biographies                             8
                                     Other Information
                                           Ownership of Company Stock                     11
                                           Compensation Committee Report on
                                              Executive Compensation                      13
                                           Summary Compensation Table                     17
                                           Stock Option Grants                            18
                                           Option Exercises/Year-End Values               19
                                           Stock Performance                              20
                                           Retirement Benefits                            21
                                     Ratification of Independent Accountants              22
                                     Management Proposal on
                                           The Variable Compensation Plan                 23
                                     Stockholder Proposal on
                                           Directors Board Service                        25
                                           International Workplace Standards              26
                                           Employment Matters                             28
                                           Considering Potential Nominees                 30
                                     DuPont Variable Compensation Plan                   A-1

                                PROXY STATEMENT

The enclosed proxy material is being sent at the request of the Board of Directors of E. I. du Pont de Nemours and Company to encourage you to vote your shares at the Annual Meeting of Stockholders to be held April 24, 2002. This Proxy Statement contains information on matters that will be presented at the meeting and is provided to assist you in voting your shares.

The Company's Annual Report to Stockholders, containing financial statements reflecting the financial position and operating results of the Company for 2001, and this Proxy Statement were distributed together beginning March 21, 2002.

                              GENERAL INFORMATION

WHO MAY VOTE

All holders of record of DuPont Common Stock as of the close of business on March 7, 2002 (the record date) are entitled to vote at the meeting. Each share of stock is entitled to one vote. As of the record date, 992,953,510 shares of DuPont Common Stock were outstanding. A majority of the shares voted in person or by proxy is required for the approval of each of the proposals described in this Proxy Statement. Abstentions and broker non-votes are not counted in the vote.

HOW TO VOTE

Even if you plan to attend the meeting you are encouraged to vote by proxy. You may vote by proxy in one of the following ways:

-  By Internet at the address listed on the proxy card.

-  By telephone using the toll-free number listed on the proxy card.

- By returning the enclosed proxy card (signed and dated) in the envelope provided.

When you vote by proxy, your shares will be voted according to your instructions. If you sign your proxy card but don't specify how you want your shares to be voted, they will be voted as the Board of Directors recommends. You can change or revoke your proxy by Internet, telephone, or mail at any time before the polls close at the Annual Meeting.

SHARES HELD IN SAVINGS AND
STOCK PURCHASE PLANS

If you participate in the following plans, your voting instruction card will include the shares you hold in the plan:

 DuPont Flooring Systems, Inc. 401(k) Plans
 DuPont Savings and Investment Plan
 DuPont Specialty Grains Retirement and
  Savings Plan
 Pioneer Hi-Bred International, Inc.
  Savings Plan
 Pioneer Hi-Bred International, Inc. Stock
  Purchase Plan for Employees
 Protein Technologies International, Inc.
  Savings Investment Plan
 Thrift Plan for Employees of Sentinel
  Transportation Company

The plan trustees will vote according to the instructions received on your proxy. If proxies for shares in savings plans are not received by Internet, telephone or mail, those shares will be voted at the discretion of the trustees. Shares in the Pioneer Hi-Bred Stock Purchase Plan for Employees will not be voted unless a proxy is received.

PROXY STATEMENT PROPOSALS

At each annual meeting stockholders will be asked to elect directors to serve on the Board of Directors and to ratify the appointment of our independent accountants for the year. Other proposals may be submitted by the Board of Directors or stockholders to be included in the proxy statement. To be considered for inclusion in the 2003 Annual Meeting Proxy Statement, stockholder proposals must be received by the Company no later than November 21, 2002.

STOCKHOLDER NOMINATIONS FOR ELECTION OF DIRECTORS

The Corporate Governance Committee recommends nominees to the Board of Directors for election as directors at the annual meeting. The Committee will consider nominations submitted by stockholders of record and received by the Secretary of the Company by the first Monday in December. Nominations must include a statement by the nominee indicating a willingness to serve if elected and disclosing principal occupations or employment for the past five years.

PROXY COMMITTEE

The Proxy Committee is composed of directors of the Company who vote as instructed the shares of DuPont Common Stock for which they receive proxies. Proxies also confer upon the Proxy Committee discretionary authority to vote the shares on any matter which was not known to the Board of Directors a reasonable time before solicitation of proxies, but which is properly presented for action at the meeting.

SOLICITATION OF PROXIES

The Company will pay all costs relating to the solicitation of proxies. Georgeson Shareholder Communications, Inc. has been retained to assist in soliciting proxies at an estimated cost of $10,000 plus reasonable expenses. Proxies may be solicited by officers, directors and employees of the Company personally, by mail, or by telephone or other electronic means. The Company will also reimburse brokers, custodians, nominees, and fiduciaries for reasonable expenses in forwarding proxy materials to beneficial owners of DuPont stock.

SECRECY IN VOTING

As a matter of policy, proxies, ballots and voting tabulations that identify individual stockholders are held confidential by the Company. Such documents are available for examination only by the independent tabulation agents, the independent inspectors of election and certain employees associated with tabulation of the vote. The identity of the vote of any stockholder is not disclosed except as may be necessary to meet legal requirements.

                           GOVERNANCE OF THE COMPANY

                               BOARD OF DIRECTORS

The Board of Directors is responsible for broad corporate policy and the overall performance of the Company. Members of the Board are kept informed of the Company's business by various documents sent to them before each meeting and oral reports made to them during these meetings by the Chairman and Chief Executive Officer and other corporate executives. They are advised of actions taken by the Audit, Compensation, Corporate Governance, Environmental Policy and Strategic Direction Committees and the Office of the Chief Executive. In addition, the directors receive written reports from the businesses when they propose actions for Board approval. Directors have access to all books, records and reports, and members of management are available at all times to answer their questions.

In 2001, six meetings of the Board were held. Each director attended at least 80% of the aggregate number of meetings of the Board and the committees of the Board. Attendance at these meetings averaged 93% among all directors in 2001. Directors fulfill their responsibilities not only by attending Board and committee meetings but also through communication with the Chairman and Chief Executive Officer and other members of management relative to matters of mutual interest and concern to the Company.

                         OFFICE OF THE CHIEF EXECUTIVE

The Office of the Chief Executive (OCE) has responsibility for the overall direction and operations of all the businesses of the Company, including corporate financial performance, environmental leadership and safety, and development of global talent. All seven members are executive officers and employees, and one is a director. Its members include the Chairman and Chief Executive Officer and the Executive Vice President and Chief Operating Officer. In addition, an Executive Vice President and four Senior Vice Presidents are members.

COMMITTEES OF THE BOARD
-----------------------------------------------------------------------------------------
 AUDIT                       Responsibilities:
 COMMITTEE                   -   Employs independent accountants, subject to stockholder
                             ratification, to audit the Company's financial statements.
                             -   Provides oversight on the external reporting process and
                             the adequacy of the Company's internal controls.
                             -   Reviews the scope of the audit activities of the
                             independent accountants and the Company's internal auditors.
                             -   Reviews services provided by independent accountants and
                             other disclosed relationships as they bear on the
                                 independence of the independent accountants.
                             No member of the Audit Committee may be an officer or
                             employee of the Company or any subsidiary.
                             See the Audit Committee Report on page 5.

 COMPENSATION                Responsibilities:
 COMMITTEE                   -   Establishes executive compensation policy consistent
                             with corporate objectives and stockholder interests.
                             -   Recommends to the Board compensation for the Chief
                             Executive Officer.
                             -   Administers grants under the Company's compensation
                             plans.
                             No member of the Compensation Committee may be an officer or employee of the Company or any subsidiary.
                             See the Compensation Committee Report on page 13.

 CORPORATE                   Responsibilities:
 GOVERNANCE                  -   Recommends to the Board nominees for election to the
 COMMITTEE                   Board of Directors.
                             -   Reviews practices, policies and procedures affecting
                             directors and the Board's operation and effectiveness.
                             No member of the Corporate Governance Committee may be an
                             officer or employee of the Company or any subsidiary.

 ENVIRONMENTAL               Responsibilities:
 POLICY                      -   Reviews the Company's environmental policies and
 COMMITTEE                   practices.
                             -   Provides support for the Company's sustainable growth
                             mission.

 STRATEGIC                   Responsibilities:
 DIRECTION                   -   Reviews the strategic direction of the Company's major
 COMMITTEE                   business segments.
                             -   Reviews significant trends in technology and their
                             anticipated impact on the Company.

COMMITTEE MEMBERSHIP
The following chart shows the current committee membership and the number of meetings that each Committee held in 2001.

---------------------------------------------------------------------------------------------------------------
                                                                 Corporate        Environmental       Strategic
                                Audit         Compensation       Governance          Policy           Direction
Director                      Committee        Committee         Committee          Committee         Committee
---------------------------------------------------------------------------------------------------------------
  Alain J. P. Belda                                X                                                      X
  Richard H. Brown                                                                                        X
---------------------------------------------------------------------------------------------------------------
  Curtis J. Crawford              X                                  C
  Louisa C. Duemling                                                                    X
---------------------------------------------------------------------------------------------------------------
  Edward B. du Pont                                                  X
  Charles O. Holliday, Jr.                                                                                C
---------------------------------------------------------------------------------------------------------------
  Deborah C. Hopkins              X
  Lois D. Juliber                                  C                                                      X
---------------------------------------------------------------------------------------------------------------
  Goran Lindahl                                                                         X                 X
  Masahisa Naitoh                 X
---------------------------------------------------------------------------------------------------------------
  William K. Reilly                                                  X                  C
  H. Rodney Sharp, III            X                X
---------------------------------------------------------------------------------------------------------------
  Charles M. Vest                 C
---------------------------------------------------------------------------------------------------------------
  Number of Meetings
    in 2001                       4                4                 3                  2                 3
---------------------------------------------------------------------------------------------------------------
         C = Chairperson

                             AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors (the "Committee") assists the Board in fulfilling its oversight responsibilities with respect to the external reporting process and the adequacy of the Company's internal controls. Specific responsibilities of the Committee are set forth in the Audit Committee Charter adopted by the Board. The Audit Committee Charter was appended to the Company's 2001 Annual Meeting Proxy Statement.

The Committee is comprised of five directors, all of whom meet the standards of independence adopted by the New York Stock Exchange. The Committee recommends to the Board, subject to stockholder ratification, the appointment of the Company's independent accountants.

Management is responsible for the Company's financial statements and reporting process, including the system of internal controls. PricewaterhouseCoopers LLP
(PwC), the Company's independent accountants, has responsibility for performing an independent audit of and expressing an opinion on the consolidated financial statements of the Company. The Committee has reviewed and discussed the audited financial statements of the Company for the year ended December 31, 2001 with management and with representatives of PwC.

The Committee has also discussed with PwC matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended. The Committee has received from PwC the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with PwC its independence. The Committee has also considered whether the provision to the Company by PwC of nonaudit services is compatible with maintaining the independence of PwC. The Committee has satisfied itself as to the independence of PwC.

Based on the Committee's review of the audited financial statements of the Company, and on the Committee's discussions with management of the Company and with PwC, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001.
               AUDIT COMMITTEE

               Charles M. Vest, Chair
               Curtis J. Crawford
               Deborah C. Hopkins
               Masahisa Naitoh
               H. Rodney Sharp, III

                            DIRECTORS' COMPENSATION

To provide a competitive compensation package and to more closely align the interests of directors with those of the Company's stockholders, the Company recently changed its approach to director compensation. Effective January 1, 2002, the Company implemented stock ownership guidelines for directors; replaced the annual grant of 700 shares of DuPont Common Stock with a stock option grant based on a Black Scholes value of $85,000; increased the annual cash retainer fee from $35,000 to $50,000; and increased committee member and chair fees to $9,000 and $18,000, respectively. An employee director receives no additional compensation for Board service.
Under the new program each nonemployee director received a grant of 5,700 options in 2002. One-third of the options granted are exercisable beginning on each of the first three anniversaries of the grant date. The options include a price hurdle of 120% of the price on date of grant, and have a ten year term.

The new stock ownership guidelines require each nonemployee director to hold DuPont Common Stock equal to at least five times the annual retainer. Directors have up to five years to achieve the required stock ownership.

Under the DuPont Stock Accumulation and Deferred Compensation Plan for Directors, a director may defer all or part of the Board and committee fees in cash or stock units until a specified year, until retirement as a director or until death. Interest accrues on deferred cash payments and dividend equivalents accrue on deferred stock units. Nine directors elected to defer payment of directors' fees for 2002.

The Company's retirement income plan for nonemployee directors was discontinued in 1998. Nonemployee directors who began their service on the Board before the plan's elimination will continue to be eligible to receive benefits under the plan provided they have served as a director for at least five years. Annual benefits payable under the plan equal one-half of the annual Board retainer (exclusive of any committee compensation and stock or option grants) in effect at the director's retirement. Benefits are payable for the lesser of life or ten years.

The Directors' Charitable Gift Plan was established to improve the competitiveness of Board compensation. After the death of a director, the Company will donate five consecutive annual installments up to $200,000 each to tax-exempt educational institutions or charitable organizations recommended by the director and approved by the Company. A director is fully vested in the Plan after five years of service as a director or upon death or disability. The Plan is unfunded. The Company may fund the Plan through the purchase of life insurance policies on directors. The Company would own and be the sole beneficiary of such policies. The directors do not receive any personal financial or tax benefit from this program because any charitable, tax deductible donations and insurance proceeds accrue solely to the benefit of the Company. Employee directors may participate in the Plan if they pay their allocable cost. The Company also maintains $300,000 accidental death, dismemberment and disability insurance on nonemployee directors.

DIRECTORS' RETIREMENT POLICY

The Company's retirement policy for directors provides that no director may stand for reelection to the Board after reaching age 70. All employee directors retire from the Board when they retire from employment with the Company with the exception of former Chief Executive Officers. The Board at its discretion may in unusual circumstances, and for a limited period, ask a Board member to stand for reelection after the prescribed retirement date.

                           1 - ELECTION OF DIRECTORS

The 13 nominees for election as directors are identified on pages 8 through 11. All nominees are now members of the Board of Directors. The Board knows of no reason why any nominee would be unable to serve as a director. If any nominee should for any reason become unable to serve, the shares represented by all valid proxies will be voted for the election of such other person as the Board of Directors may designate following recommendation by the Corporate Governance Committee, or the Board may reduce the number of directors to eliminate the vacancy.

The following material contains information concerning the nominees, including their recent employment, other directorships, and age as of the 2002 Annual Meeting.

                        ALAIN J. P. BELDA, 58                                  Director since 2000

                        Chairman and Chief Executive Officer of Alcoa Inc., the world's largest
[Photo]                 producer of primary aluminum, fabricated aluminum and alumina. He formerly served as president and chief executive officer, president and chief operating officer, vice chairman, and executive vice president. Mr. Belda is a director of Alcoa Inc., Citigroup Inc. and Ford Foundation.

                        RICHARD H. BROWN, 54                             Director since July 2001

                        Chairman of the Board and Chief Executive Officer of EDS, a leading global services company. He formerly served as chief executive officer of Cable &
                        Wireless PLC, president and chief executive officer of H&R Block, Inc. and
[Photo]                 vice chairman of Ameritech Corporation. Mr. Brown is a director of Vivendi
                        Universal and Home Depot Inc. He is a member of The Business Roundtable,
                        The Business Council, the President's Advisory Committee on Trade and
                        Policy Negotiations, the U.S.-Japan Business Council, the French-American
                        Business Council and the President's National Security Telecommunications
                        Advisory Committee. He also serves on the board of trustees of Southern
                        Methodist University.

                        CURTIS J. CRAWFORD, 54                              Director since 1998

                        Former chairman, president and chief executive officer of ZiLOG, Inc., a producer of application specific standard products in the semiconductor industry. From 1995 to January 1998, Mr. Crawford was group president,
[Photo]                 Microelectronics Group, Lucent Technologies Inc., and also served as president, Intellectual Property Division, from October 1997. Mr.
                        Crawford is chairman of the board of ON Semiconductor Company and a director of CENiX Inc. and ITT Industries, Inc. He also serves as a trustee of DePaul University.

                        LOUISA C. DUEMLING, 66                              Director since 1982

[Photo]                 Member of the board of governors of the Nature Conservancy and a member of the board of managers of Mount Cuba Center, Inc.

                        EDWARD B. du PONT, 68                               Director since 1978

                        Former chairman of Atlantic Aviation Corporation, the principal business of which is the charter, completion, storage, operation and maintenance
[Photo]                 of aircraft. He serves as a director of Wilmington Trust Corporation, a trustee of Christiana Care Corporation and the University of Delaware,
                        president and a trustee of Eleutherian Mills-Hagley Foundation, and a vice president and a trustee of Longwood Foundation, Inc.

                        CHARLES O. HOLLIDAY, JR., 54                        Director since 1997

                        Chairman and Chief Executive Officer of DuPont. He is a former president, executive vice president, president and chairman-DuPont Asia Pacific and
[Photo]                 senior vice president. He is a director of Analog Devices, Inc. and a member of The Business Council and The Business Roundtable. Mr. Holliday
                        also serves on the Chancellor's Advisory Council for Enhancement at the
                        University of Tennessee and is a trustee of the Winterthur Museum and
                        Gardens.

                        DEBORAH C. HOPKINS, 47                              Director since 2000

                        Senior advisor, Marakon Associates, a management consulting firm. She formerly served as executive vice president and chief financial officer of Lucent Technologies, senior vice president and chief financial officer
[Photo]                 of the Boeing Company, chairman of Boeing Capital Corp., vice president and chief financial officer of General Motors Europe and vice president and general auditor of General Motors Corporation. Ms. Hopkins is also a trustee of the Committee for Economic Development.

                        LOIS D. JULIBER, 53                                 Director since 1995

                        Chief Operating Officer, Colgate-Palmolive Company, the principal business of which is the production and marketing of consumer products. She
[Photo]                 formerly served as executive vice president-Developed Markets, president,
                        Colgate-Palmolive North America and chief technological officer of
                        Colgate-Palmolive. Ms. Juliber is a member of the board of trustees of
                        Wellesley College and the Brookdale Foundation.

                        GORAN LINDAHL, 56                                   Director since 1999

[Photo]                 Chairman, Alliance for Global Sustainability and Chairman, World Childhood
                        Foundation (U.S.). He formerly served as president and chief executive officer and executive vice president of ABB Ltd. Mr. Lindahl is a director of Anglo American plc, IKEA and Sony Corporation.

                        MASAHISA NAITOH, 64                                 Director since 2000

                        Executive Vice Chairman of ITOCHU Corporation, an international trading company headquartered in Tokyo, Japan. He formerly served as executive vice president, senior managing director and advisor of ITOCHU. Prior to joining
[Photo]                 ITOCHU, Mr. Naitoh served in a number of senior policy positions in the
                        Japanese government's Ministry of International Trade and Industry. Mr.
                        Naitoh is a director of Molex Incorporated and a member of the board of advisors of the Center for International Political Economy in New York.

                        WILLIAM K. REILLY, 62                               Director since 1993

                        President and Chief Executive Officer of Aqua International Partners, L.P.,
                        which finances water supply and wastewater treatment in developing countries. He formerly served as administrator of the United States
                        Environmental Protection Agency, the Payne visiting professor at the
[Photo]                 Institute for International Studies at Stanford University and president of World Wildlife Fund and The Conservation Foundation. Mr. Reilly is a
                        director of Conoco Inc., Eden Springs, Evergreen Holdings, Inc., Ionics,
                        and Royal Caribbean International. He also serves as a trustee of The
                        American Academy in Rome, The National Geographic Society, and Presidio
                        Trust and is chairman of the board of World Wildlife Fund.

                        H. RODNEY SHARP, III, 66                            Director since 1981

                        President of the Board of Trustees of Longwood Foundation, Inc., and a
                        director of Wilmington Trust Corporation. He is a trustee of St.
[Photo]                 Augustine's College (Raleigh, North Carolina) and a trustee and director of Christiana Care Corporation. Mr. Sharp also serves as a director of
                        Planned Parenthood of Delaware.

                        CHARLES M. VEST, 60                                 Director since 1993

                        President of the Massachusetts Institute of Technology. He is a former provost and vice president of Academic Affairs and dean of Engineering of the University of Michigan. Mr. Vest is a director of International
[Photo]                 Business Machines Corporation, a fellow of the American Association for the Advancement of Science, and a member of the National Academy of
                        Engineering and the President's Council of Advisors on Science and
                        Technology. He is vice chair of the Council on Competitiveness.

                           OWNERSHIP OF COMPANY STOCK

The following table includes shares in DuPont beneficially owned by each director and nominee, by each executive officer named in the Summary Compensation Table on page 17 and by all directors and executive officers as a group as of December 31, 2001.

Under rules of the Securities and Exchange Commission, "beneficial ownership" includes shares for which the individual, directly or indirectly, has or shares voting or investment power, whether or not the shares are held for the individual's benefit.

                                                             Amount and Nature of
                                                             Beneficial Ownership
                                                ----------------------------------------------
                                                              (Number of Shares)
                                                                  Voting or
                                                                  Investment       Right to      Percent of
DuPont Common Stock                               Direct (1)      Power (2)*     Acquire (3)     Class (4)
 A. J. P. Belda                                       3,609         --              --               --
 R. H. Brown                                            802         --              --               --
 T. M. Connelly, Jr.                                 14,095         --               64,175
 C. J. Crawford                                       3,361         --              --               --
 L. C. Duemling                                     193,205          534,139        --               --
 E. B. du Pont                                    1,467,882        7,616,924        --              0.9%
 R. R. Goodmanson                                    43,378         --              269,667          --
 C. O. Holliday, Jr.                                142,948          285,300      2,145,320          --
 D. C. Hopkins                                        1,917         --              --               --
 L. D. Juliber                                       10,950              600        --               --
 G. Lindahl                                           4,674         --              --               --
 S. J. Mobley                                        30,792         --              373,900          --
 M. Naitoh                                            5,355         --              --               --
 G. M. Pfeiffer                                      36,560          206,648        222,860          --
 W. K. Reilly                                        14,920         --              --               --
 H. R. Sharp, III                                   367,837        6,426,837        --              0.7%
 C. M. Vest                                          10,169         --              --               --
 Directors and Executive Officers as a Group      2,362,630        9,543,498      3,075,922         1.5%

(1) These shares are held individually or jointly with others, or in the name of a bank, broker or nominee for the individual's account. Also included are stock units credited under the Variable Compensation Plan, the Salary Deferral and Savings Restoration Plan and the DuPont Stock Accumulation and Deferred Compensation Plan for Directors, restricted stock units credited under the Stock Performance Plan and shares resulting from option exercises for which delivery is deferred.

(2) This column includes other shares over which directors and executive officers have or share voting or investment power, including shares directly owned by certain relatives with whom they are presumed to share voting and/or investment power.

(3) This column includes shares which directors and executive officers have a right to acquire through the exercise of stock options granted under DuPont's stock option plans.

(4) Unless otherwise indicated, beneficial ownership of any named individual does not exceed 0.5% of the outstanding shares of the class.

* Because they may be considered to share, directly or indirectly, voting and/or investment power, E. B. du Pont and G. M. Pfeiffer are each listed as beneficial owners of the same 206,648 shares and E. B. du Pont and H. R. Sharp, III are each listed as beneficial owners of the same 5,320,302 shares. These shares of DuPont Common Stock are reported only once in the total for directors and executive officers as a group.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Directors and executive officers are required to file reports of ownership and changes in ownership of DuPont Common Stock with the Securities and Exchange Commission and the New York Stock Exchange. For 2001, one report timely filed by
L. C. Duemling was amended to reflect an additional transaction.

                        COMPENSATION COMMITTEE REPORT ON
                             EXECUTIVE COMPENSATION

The Compensation Committee (the "Committee") is responsible for establishing executive compensation policies and programs for employees who participate in the Company's Variable Compensation Plan and Stock Performance Plan. The Committee recommends to the Board specific individual compensation actions for the Chairman and Chief Executive Officer (CEO).

The Company's executive compensation policy is to attract, reward and retain management who will achieve the business objectives of the Company, and to provide competitive total annual compensation based on positions of equivalent responsibility within a self-constructed group of peer companies.

When determining variable compensation the Committee evaluates the Company's corporate performance and annual compensation against the peer group, which are the same companies included in the new peer group index used in the stock performance graph shown on page 20. The peer group was modified in 2001 to reflect DuPont's competitive compensation frame, taking into account mergers and restructurings within the old peer group, as well as changes in DuPont's businesses. The policy also provides for competitive long-term compensation opportunity when compared with other major industrial companies, including many of those shown in the new peer group index.

STOCK OWNERSHIP GUIDELINES

The Committee believes in management maintaining a significant equity position in the Company. Stock ownership guidelines are in place to better align executive officers and other senior managers with the interests of stockholders and to encourage a long-term focus in managing the Company. Stock ownership requirements vary from a minimum of five times base salary for the CEO to one and one-half times for Vice Presidents.

COMPONENTS OF COMPENSATION

Compensation for executive officers consists of several components: salary, variable compensation, stock options and, under limited circumstances, restricted stock.

SALARY

Consistent with the Company's policy, salaries are about the average of the peer group. Salary increases for executive officers are based on individual contribution and position relative to the average of the peer group. This is the same approach as used for other salaried employees.

VARIABLE COMPENSATION PLAN

The Variable Compensation Plan (VCP) provides approximately 8,000 DuPont employees, including executive officers, with total annual compensation that varies up or down based on the performance of the Company, the performance of their business unit and their individual contribution. Typically, 25% of variable compensation is paid in DuPont Common Stock, and senior management employees have the choice of receiving up to 100% in stock.

As approved by stockholders, the VCP limits the annual maximum funding to 20% of consolidated net income after deducting 6% of net capital employed. Each year the Committee reviews operating results, excluding all one-time items, in determining the overall limit on variable compensation. This ensures that the amount available for variable compensation fluctuates in relation to the Company's operating results.

In determining VCP payments to participants for 2001, the Committee used a formula which consisted of equally weighted components of earnings per share
(EPS) versus the prior year and return on investors' capital (ROIC) versus the average of the new peer group. The formula may be adjusted based on a qualitative assessment of corporate financial performance compared with the peer group. For 2001, the results of this formula were adjusted downward by about 9%.

Variable Compensation differentiation by business unit is based on underlying after-tax operating income and free cash flow versus each unit's financial commitments for the year. In addition, payments may be differentiated by business unit based on a qualitative assessment of performance in such areas as workplace environment, treatment and development of people, strategic staffing, safety, and environmental stewardship.

The Committee approved awards for 2001 that totaled 58% of the 2000 grant. In arriving at the level of payments for 2001, the Committee considered that 2001 EPS (excluding one-time items) were 44% of 2000, average business unit performance was 72% of commitment, and ROIC was below the average of the new peer group. Payments among businesses ranged from 29% to 94% of commitment.

Variable compensation payments for 2001 were 87% of the maximum amount available under the VCP limit. Due to total Company performance, the maximum amount available under the VCP limit for 2001 was significantly lower than the limit for 2000. Over the past ten years, the Committee has approved payments on average of 53% of the maximum available.

Given the worldwide business recession and its impact on DuPont earnings in 2001, the members of the OCE in February 2002 requested that no variable compensation be granted to them. The Compensation Committee honored this request, and no awards were granted to them under the VCP for 2001.

STOCK PERFORMANCE PLAN

Stock options are granted to provide an incentive primarily for employees responsible for the growth and success of the Company. Stock option grants are also intended to encourage the ownership of DuPont stock and thereby further the identity of interests of optionees with those of the Company's stockholders. About 2,400 employees, including executive officers, key leaders in all global regions and middle management, received grants in 2001. The Committee has established stock option targets for each participating level of responsibility within the Company based on a survey conducted by Frederic W. Cook & Co., Inc. of large industrial companies. The consulting firm's survey included eight of the new peer group companies used for the total annual compensation and stock performance graph referenced above, as well as other publicly traded companies with multibillion dollar revenues. This broader group of companies, rather than the peer group, is used for determining long-term compensation because of the greater variability in value of long-term compensation plans. Corporate financial performance may be considered by the Committee in determining the number of stock options granted. Targets for DuPont are set to be near the median long-term incentive opportunity granted by the survey group.

Stock options typically are granted annually and individual grants generally range from 50% to 150% of the target for each level of responsibility to reflect employees' future potential and individual performance including achievement of critical operating tasks in such areas as organizational capacity and strategic positioning. In addition to annual grants, special stock option grants are made to employees to recognize advancement to key senior management positions and to recognize significant achievements. Annual grants are made at market price on the date of grant and are subject to a 120% price hurdle.

Members of the OCE in February 2002 received enhanced option grants designed to provide a strong incentive for these key leaders as they develop and implement the Company's growth strategies.

A reload feature is available to facilitate stock ownership by management. Participants are eligible for reload options upon the exercise of previously granted stock options with the condition that shares received from the exercise are held for at least two years. Reloads are granted as nonqualified stock options at fair market value and have a term equal to the remaining term of the original option. Reload options do not increase the combined number of shares and options held by the executive prior to the exercise.

Restricted stock or stock units may also be granted under the Stock Performance Plan as a component of competitive long-term compensation. Grants are made very selectively to attract, retain or reward individuals in specific situations. Restricted stock is awarded to more closely align the interests of the recipient with the long-term success of the Company. Typically, restricted stock must be held for a minimum period of at least three years.

COMPENSATION FOR THE CHIEF
EXECUTIVE OFFICER (CEO)

In 1990 the Committee changed the practice of tracking the total annual compensation of CEOs of the peer group to determine the compensation of DuPont's CEO. This was done to address concerns over the upward spiral of CEO compensation and the widening divergence in CEO compensation compared to the compensation of the average employee. To accomplish this, the position of DuPont's Senior Vice President was used as the benchmark tie to the peer group rather than the CEO. Since 1991, the compensation of DuPont's CEO has continued to be impacted by the practice of using the internal benchmark.

The Committee developed an initial variable compensation recommendation for Mr. Holliday at target for the CEO position. This recommendation was in recognition of Mr. Holliday's role in the successful execution of key strategies, including sale of the pharmaceuticals business, targeted acquisitions and alliances in high growth areas such as displays and electronic technologies, increased cash discipline, and progress on productivity efforts. However, in line with the 60% corporate performance factor applied to grants awarded to other corporate employees, the Committee recommended a consistent grant for 2001 for Mr. Holliday at 60% of target for the CEO position.

Given the worldwide business recession and its impact on DuPont earnings in 2001, Mr. Holliday asked that no variable compensation be granted to him. The Board of Directors honored this request, and Mr. Holliday did not receive a variable compensation grant for 2001. Similarly, Mr. Holliday requested that he receive no salary increase in 2002, and no adjustment will be made. His last salary adjustment was effective January 1, 2001, when he received a four percent increase, consistent with the salary adjustments for other senior managers in 2001.

Mr. Holliday received 525,000 options in 2001, the target for his level. In February 2002, Mr. Holliday was granted 540,000 options to further strengthen the link between Mr. Holliday's compensation and increased value to Company stockholders.

                                   * * * * *

The federal tax laws impose requirements in order for compensation payable to the CEO and certain executive officers to be fully deductible. The Company has taken appropriate actions to preserve its income tax deduction.

The Compensation Committee believes the executive compensation programs and practices described above are competitive. They are designed to provide increased compensation with improved financial results and offer additional opportunity for capital accumulation, but only if stockholder value is increased.

               COMPENSATION COMMITTEE

               Lois D. Juliber, Chair
               Alain J. P. Belda
               H. Rodney Sharp, III

                   COMPENSATION AND STOCK OPTION INFORMATION

The following table shows information about the compensation of the Company's chief executive officer and four other highest paid executive officers. Two additional tables provide detailed information about these employees' stock options.

                           SUMMARY COMPENSATION TABLE

                                                                                              Long-Term
                                                                                            Compensation
                                                      Annual Compensation              Restricted     Shares           All
                                                           Variable        Other         Stock      Underlying        Other
              Name and                                   Compensation      Annual        Awards      Options       Compensation
         Principal Position        Year       Salary      (Bonus)(1)    Compensation      (2)        Granted           (3)
     C. O. Holliday, Jr.           2001     $1,085,000    $        0      --              --          525,000        $32,325
     Chairman                      2000      1,040,000     1,700,000      --              --          300,000         30,900
     & Chief Executive Officer     1999      1,000,000     1,800,000      --              --        1,012,529         30,000

     R. R. Goodmanson (4)          2001        640,000             0      --              --          315,000         19,095
     Executive Vice President      2000        601,670       840,000      --              --          147,000         18,337
     & Chief Operating Officer     1999        366,680       550,000      --            $988,666      150,000        --

     S. J. Mobley                  2001        449,200             0      --              --          100,000         13,434
     Senior Vice President,        2000        432,000       425,000      --              --           48,400         12,915
     Chief Administrative          1999        389,100       358,000      --              --           41,700         11,562
     Officer & General Counsel

     G. M. Pfeiffer                2001        438,000             0      --              --          225,000         13,086
     Senior Vice President         2000        411,600       475,000      --             389,524       56,000         12,258
     & Chief Financial Officer     1999        370,400       443,000      --              --           34,800         10,911

     T. M. Connelly, Jr.           2001        332,000             0      --              --           65,850          7,936
     Senior Vice President         2000        263,975       276,000      --              --           34,210          3,179
     & Chief Science and           1999        200,600       222,000      --              --            8,640          3,200
     Technology Officer

(1) On average about 25% of variable compensation is paid in DuPont Common
    Stock.

(2) At December 31, 2001, the following executive officers held restricted stock in the following aggregate numbers and values based on $42.51 closing price per share: C. O. Holliday, Jr., 22,276 shares, $946,953; R. R. Goodmanson, 16,155 shares, $686,749; and G. M. Pfeiffer, 9,858 shares, $419,064.
    Dividends on restricted stock are credited to grantees as additional units of restricted stock.

(3) The Company's matching contributions made pursuant to the Company's savings plans, including the following amounts credited under the related savings restoration plan in 2001: $27,225 for C. O. Holliday, Jr.; $13,995 for R. R. Goodmanson; $8,334 for S. J. Mobley; $7,986 for G. M. Pfeiffer; and $4,445 for T. M. Connelly, Jr.

(4) R. R. Goodmanson joined the Company effective May 1, 1999.

                              OPTION GRANTS TABLE

                                                                                   Potential Realizable Value at
                                                                                      Assumed Annual Rates of
                                                                                     Stock Price Appreciation
                                  Individual Option Grants in 2001 (1)                  For Option Term (2)
                             Number of    Percent
                               Shares     of Total
                             Underlying   Options
                              Options     Granted    Exercise    Expiration
    Name                      Granted     in 2001    Price (3)      Date      0%          5%                10%
     C. O. Holliday, Jr.      525,000       4.21%     $43.25       2/6/11      0        $14,280,000       $36,198,750
     R. R. Goodmanson         315,000       2.53       43.25       2/6/11      0          8,568,000        21,719,250
     S. J. Mobley             100,000        .80       43.25       2/6/11      0          2,720,000         6,895,000
     G. M. Pfeiffer           150,000       1.20       43.25       2/6/11      0          4,080,000        10,342,500
                               75,000        .60       37.75      10/1/11      0          1,781,250         4,511,250
     T. M. Connelly,
       Jr. (4)                 65,300        .52       43.25       2/6/11      0          1,776,160         4,502,435
                                  550         .0       42.86      1/26/03      0              1,260             2,552
     All Stockholders'
       Gains                             Increase in market value of DuPont
                                           Common Stock at assumed rates of
                                               stock price appreciation (5)         $28,361,220,415   $71,893,608,367

     All Optionees' Gains             As a percent of all stockholders' gains (6)             1.19%             1.19%

(1) Stock options are exercisable beginning one to three years from date of grant and have a term of ten years. The closing price of DuPont Common Stock on the NYSE-Composite Transactions Tape must be at least 120% of the option price for five consecutive trading days for the options to be exercisable.

(2) Represents total appreciation over the exercise price at the assumed annual appreciation rates of 0%, 5% and 10% compounded annually for the term of the option.

(3) The exercise price is the average of the high and low prices of DuPont Common Stock as reported on the NYSE-Composite Transactions Tape on the date of grant.

(4) The 550 shares are subject to reload options which were granted when a previously granted option was exercised. These reload options did not increase the combined number of shares and options held prior to exercise. Shares of DuPont Common Stock received upon exercise of the original stock option must be held for at least two years. Reload options are granted at fair market value on the date of exercise of the original option, have a term equal to the remaining term of the original option, and are exercisable six months from date of grant.

(5) Calculated from the $43.25 exercise price applicable to options granted in connection with the normal annual grant under the Stock Performance Plan in 2001 based on the 1,042,691,927 shares outstanding on the February 7, 2001 grant date for those options.

(6) Represents potential realizable value for all options granted under the Stock Performance Plan in 2001 as compared to the increase in market value of DuPont Common Stock at assumed rates of stock price appreciation. Potential realizable value for all options granted in 2001 is calculated from the $43.25 exercise price applicable to options granted in connection with the normal annual grant under the Plan.

                       AGGREGATED 2001 OPTION EXERCISES/
                       YEAR-END 2001 OPTION VALUES TABLE

                                                               Shares Underlying           Value of Unexercised
                                       Option                 Unexercised Options          In-the-Money Options
                                  Exercises in 2001          Held at Dec. 31, 2001       Held at Dec. 31, 2001 (2)
                                Shares
                              Underlying      Value
Name                           Options     Realized (1)   Exercisable   Unexercisable   Exercisable   Unexercisable
 C. O. Holliday, Jr.             --            --           878,719       1,716,601     $  122,360        --
 R. R. Goodmanson                --            --            --             612,000         --            --
 S. J. Mobley                   17,600       $329,520       248,799         207,901      1,849,848        --
 G. M. Pfeiffer                    200          4,625       102,926         313,601         33,031      $357,000
 T. M. Connelly, Jr.             1,026         20,376        30,623         101,804        109,836        --

(1) Represents the pre-tax gain, the difference between the market value of the option shares on the date of exercise and the exercise price.

(2) Represents the closing price for DuPont Common Stock on December 31, 2001 of $42.51 less the option grant price for all outstanding exercisable and unexercisable options for which the exercise price is less than the closing price. Exercisable options have been held at least one year from the date of grant (or six months in the case of reload options) and have met applicable stock price hurdles. Unexercisable options have either not met the applicable vesting requirements or price hurdles.

                             EMPLOYMENT ARRANGEMENT

The Company generally does not enter into employment agreements with executive officers. However, in connection with R. R. Goodmanson's joining the Company effective May 1, 1999 as an external executive hire in the position of Executive Vice President, the Company agreed to provide him with a guaranteed annual salary and bonus of $1,150,020 through December 2001, enhanced severance payments in the event of termination by the Company before May 1, 2004 based on two years' salary at termination plus two times the value of Mr. Goodmanson's last annual variable compensation grant, and other compensation as reflected in the Summary Compensation Table on page 17.

                         STOCK PERFORMANCE INFORMATION

In 2001, the Company changed the peer group to which it compares to more accurately reflect DuPont's competitive frame. In making the adjustment to the peer group, the Company considered mergers and restructurings within the previous peer group as well as changes in the Company's own businesses.

The following graph presents the cumulative five-year total return for DuPont Common Stock compared with the S&P 500 Stock Index and both the new and old peer groups of companies. The new peer group companies are Alcoa, BASF, Dow Chemical, Eastman Kodak, Ford, General Electric, Hewlett-Packard, Minnesota Mining and Manufacturing, Monsanto, Motorola, PPG Industries, Rohm & Haas and United Technologies. The previous peer group companies were Dow Chemical, Eastman Kodak, ExxonMobil, Ford, General Electric, International Business Machines, Minnesota Mining and Manufacturing, Union Carbide and Xerox.

                                  [LINE GRAPH]

                                               DUPONT                S&P 500             OLD PEER GROUP         NEW PEER GROUP
                                               ------                -------             --------------         --------------
1996                                           100.00                 100.00                 100.00                 100.00
1997                                           130.40                 133.30                 135.50                 127.60
1998                                           117.70                 171.50                 192.00                 167.40
1999                                           149.60                 207.50                 242.60                 251.40
2000                                           113.10                 188.60                 228.30                 215.40
2001                                           102.70                 166.20                 219.10                 183.00

The graph assumes that the value of DuPont Common Stock, the S&P 500 Stock Index, and the new and old peer groups of companies was each $100 on December 31, 1996 and that all dividends were reinvested. The peer groups are weighted by market capitalization.

                              RETIREMENT BENEFITS

Retirement benefits for DuPont employees under the DuPont Pension and Retirement Plan are based on an employee's years of service and average monthly pay during the employee's three highest-paid years. "Average monthly pay" includes regular compensation and 100% of annual variable compensation payments, but excludes other bonuses and compensation over the limits imposed by the Internal Revenue Code. The Internal Revenue Code limits the amount of annual benefits that can be paid from the pension trust. Retirement benefits in excess of these limitations are paid from the Company's general revenues under separate, nonfunded pension restoration plans.

                                                 ESTIMATED ANNUAL RETIREMENT
                                                BENEfiTS BASED ON SERVICE OF:
      Salary and
       Variable
    Compensation*           30 Years             35 Years            40 Years           45 Years
      $  375,000           $  159,000           $  187,000          $  215,000         $  243,000
         940,000              413,000              484,000             554,000            625,000
       1,552,500              689,000              805,000             922,000          1,038,000
       2,184,000              973,000            1,137,000           1,300,000          1,464,000
       2,825,000            1,262,000            1,473,000           1,685,000          1,897,000
       3,375,000            1,509,000            1,762,000           2,015,000          2,268,000

The table above illustrates the straight life annuity amounts payable under the DuPont Pension and Retirement Plan and pension restoration plans to DuPont employees retiring at age 65 in 2002. Benefits are subject to a Social Security offset which is reflected in the estimated benefits shown in the table. As of normal retirement age (65), the years of service credited for retirement benefits for active DuPont employees named in the Summary Compensation Table on page 17 would be as follows: 43 years for C. O. Holliday, Jr., 13 years for
R. R. Goodmanson, 38 years for S. J. Mobley, 40 years for G. M. Pfeiffer and 40 years for T. M. Connelly, Jr.

*Salary and variable compensation totals included in this column reflect pre-2001 data. Because executive officers named in the Summary Compensation Table on page 17 received no variable compensation for 2001, use of 2001 data would have resulted in understated estimated retirement benefits.

                  2 - RATIFICATION OF INDEPENDENT ACCOUNTANTS

Article III, Section 5, of the Bylaws provides that it shall be the duty of the Audit Committee to employ, subject to stockholder ratification at each annual meeting, independent accountants to audit the books of account, accounting procedures and financial statements of the Company for the year and to perform such other duties as prescribed from time to time by the Audit Committee. On April 25, 2001, the stockholders ratified the appointment by the Audit Committee of PricewaterhouseCoopers LLP (PwC) to perform the functions assigned to it in accordance with the Bylaws.

PwC has served as independent accountants of the Company continuously since 1954. It is believed that its knowledge of the Company's business gained through this period of service is most valuable. Existing procedures require reassignment of the partner responsible for the Company's account no less than every seven years, and other employees of the firm who work on the Company's account are periodically changed, thus giving the Company the benefit of new thinking and approaches in the audit area.

During 2001, PwC audited the Company's annual consolidated financial statements and those of a significant majority of its subsidiaries, reviewed financial information in filings with the Securities and Exchange Commission and other regulatory agencies, and provided various nonaudit services, including benefit plan administration services, tax services and other business advisory services. When appropriate, the Company seeks competitive bids for nonaudit services.

Fees for services provided by PwC in 2001 (in millions) were as follows:

Audit Fees                         $6.6
Financial Information
  Systems Design and
  Implementation Fees              None
All Other Fees:
  Employee Benefits
     Administrative Fees          $17.6
  Tax Services Fees                $3.3
  Audit-related Fees               $3.2
  Litigation Support Fees          $1.1
  Miscellaneous Other Fees         $1.7
  Total - All Other Fees          $26.9

In January 2002, PwC sold its employee benefits administration business to a third party. PwC is no longer providing benefits administration services to the Company. Fees for audit-related services include fees for Securities and Exchange Commission registration statements, audits of Company-sponsored employee benefit plans, audits of separate financial statements of divested businesses, accounting consultations, and reviews of controls associated with information systems.

Subject to ratification by the holders of DuPont Common Stock, the Audit Committee has reemployed PwC as independent accountants to audit the Company's consolidated financial statements for the year 2002 and to render other services as required of them.

Representatives of PwC are expected to be present at the meeting and will have an opportunity to address the meeting and respond to appropriate questions.

                       THE BOARD OF DIRECTORS RECOMMENDS
                       THAT YOU VOTE "FOR" THE FOLLOWING
                                  RESOLUTION:

RESOLVED: That the action of the Audit Committee in employing
PricewaterhouseCoopers LLP as independent accountants for the year 2002 to perform the functions assigned to them in accordance with Article III, Section 5, of the Bylaws of E. I. du Pont de Nemours and Company hereby is ratified.

                           3 - MANAGEMENT PROPOSAL ON
                         THE VARIABLE COMPENSATION PLAN

The DuPont Variable Compensation Plan was last approved by stockholders at the 1997 Annual Meeting. No changes or amendments to the Plan are being proposed at this time.

The federal income tax laws generally limit the deductibility of compensation over $1 million payable to the Chief Executive Officer and the four other highest compensated executive officers named in the Company's proxy statement unless compensation is provided under performance-based plans. At the 1997 Annual Meeting of Stockholders, the stockholders approved amendments to the Company's Variable Compensation Plan to preserve the Company's ability to deduct variable compensation payments made under the Plan.

Section 162(m) of the Internal Revenue Code provides that a compensation plan which is performance-based and approved by the Company's stockholders at least once every five years will not be subject to the $1 million deductibility limit. In order to ensure the Company's ability to deduct fully all payments made under the Plan, the Board of Directors is requesting that stockholders approve the Company's Variable Compensation Plan.

The following is a summary of the terms of the Variable Compensation Plan. The full Plan is attached as Appendix "A", and the following summary is qualified in its entirety by reference to Appendix "A".

                             SUMMARY OF PLAN TERMS

The purposes of the DuPont Variable Compensation Plan (VCP) are (1) to provide incentive to employees to exert their best efforts on behalf of the Company by granting them compensation that, combined with their salaries, results in total compensation that is competitive based on performance, and (2) to further the identity of interests of such employees with those of the Company's stockholders.

Under the VCP, grants may be made to employees of DuPont and entities in which DuPont has at least a 50% interest who have contributed most to the Company's success by their ability, efficiency and loyalty. Through grants under the VCP, the total annual compensation of approximately 8,000 employees, including executive officers, varies up or down based on the Company's performance and that of the employees' respective business units, as well as their personal contributions. Grants may be in the form of shares of DuPont Common Stock or in cash, or in a combination of both. Typically, 25% of variable compensation is paid in DuPont Common Stock. Delivery of grants is made promptly except where eligible employees elect to defer delivery to a future date. Interest and dividend equivalents are paid on deferred cash and stock units. Each grant is taxable to the employee in the year received.

The Compensation Committee of the Board of Directors administers the VCP. Members of the Compensation Committee are ineligible for awards under the Plan. The Compensation Committee, or the Board of Directors if the grant is made to an employee director, determines the amount of the grant. No grant may be made to a director except for services performed as an employee of the Company. The Board of Directors has the right to modify or repeal the VCP, provided no modification shall operate to annul, without the grantee's consent, a grant already made. No modification may increase the maximum amount which may be credited to the Variable Compensation Fund (the Fund) without approval of stockholders.

The maximum amount which may be made available for all grants under the VCP is tied to the Company's earnings performance and operating results. The stockholder-approved formula under which the overall amount available for grants is determined requires that the portion of earnings equivalent to 6% of the net capital employed and at least 80% of the remaining earnings, if any, be reserved for the stockholders. In computing net income or loss, the Compensation Committee must disregard the earnings effect of all extraordinary transactions, accounting changes and similar charges or credits. Thus, the VCP limits the annual maximum funding to 20% of consolidated net income after deducting 6% of net capital employed, and ensures that the maximum amount available for variable compensation fluctuates in relation to the Company's operating results.

As described in the Compensation Committee Report on Executive Compensation, there is a three-step process performed by the Committee in determining variable compensation: determine the maximum amount creditable to the Fund based on the Company's operating results: decide upon the credit to the Fund, which may be less than the maximum permitted by the formula; and determine grants for individuals, which may be less than the individual grant maximum. Under the VCP, neither the CEO nor any of the four other most highly compensated executive officers at year end may receive more than two percent (2%) of the maximum amount which may be credited to the Fund for the year.

In determining the actual Fund credit and the size of individual grants, it is expected that the Committee will continue its practice of using financial performance criteria (in absolute terms or as compared to other companies) such as change in earnings per share (excluding one-time items) (EPS), return on investors' capital (ROIC), and other criteria, standards, goals and measures as it may determine are appropriate, such as the performance of business units and the individual's level of responsibility and contribution to the Company's success. The specific application of this process and the formula used for 2001 variable compensation are described in detail in the Compensation Committee Report under "Variable Compensation Plan" at page 14.

If the VCP is not approved by stockholders, some bonuses paid under the Plan may not be fully deductible for federal income tax purposes.

                       THE BOARD OF DIRECTORS RECOMMENDS
                       THAT YOU VOTE "FOR" THE FOLLOWING
                                  RESOLUTION:

RESOLVED: That the Variable Compensation Plan as described in the Proxy Statement of the Company for the Annual Meeting of Stockholders on April 24, 2002 hereby is approved.

                            4 - STOCKHOLDER PROPOSAL
                           ON DIRECTORS BOARD SERVICE

Mrs. Evelyn Y. Davis, Watergate Office Building, 2600 Virginia Avenue, NW, Suite 215, Washington, DC, owner of 300 shares of DuPont Common Stock, has given notice that she will introduce the following resolution and statement in support thereof:

RESOLVED: That the stockholders of DuPont, assembled in Annual Meeting in person and by proxy, hereby recommend that the Board take the necessary steps so that future outside directors shall not serve for more than six years.

                            STOCKHOLDER'S STATEMENT

REASONS: The President of the U.S.A. has a term limit, so do Governors of many states. Newer directors may bring in fresh outlooks and different approaches with benefits to all shareholders. No director should be able to feel that his or her directorship is until retirement.

If you AGREE, please mark your proxy FOR this resolution.
                       POSITION OF THE BOARD OF DIRECTORS

                             THE BOARD OF DIRECTORS
                            RECOMMENDS THAT YOU VOTE
                            "AGAINST" THIS PROPOSAL.

The Board of Directors believes that familiarity with and understanding of the Company achieved through continuity of Board service benefits the Company and its shareholders. An arbitrary limitation on Board service would deprive the Company of valuable experience, knowledge and perspective, and reduce the Board's effectiveness. This is particularly important for a company of DuPont's size and complexity, composed of diverse businesses, and facing the challenges of the global marketplace.

The Company further believes that the objectives of the proposal are being accomplished. The composition of the Company's Board of Directors has changed naturally over time. In fact, about half the directors have less than six years' service, bringing new perspectives to the issues considered by the Board.

                          5 - STOCKHOLDER PROPOSAL ON
                       INTERNATIONAL WORKPLACE STANDARDS

The International Brotherhood of Teamsters General Fund, 25 Louisiana Avenue, NW, Washington, DC, owner of 90 shares of DuPont Common Stock, has given notice that it will introduce the following resolution and statement in support thereof:

RESOLVED: The Board of Directors of E. I. du Pont de Nemours and Company (DuPont) shall adopt, implement and enforce the workplace Code of Conduct (Code) as based on the International Labor Organization's (ILO) Conventions 29, 87, 98, 100, 105, 111, 135 and 138 on workplace human rights, which include:

-   No use of child labor.

-   No discrimination or intimidation in employment.

- All workers have the right to form and join unions and to bargain collectively.

- Workers' representatives shall not be the subject to discrimination and have access to all workplaces necessary in carrying out their representation functions.

- No use of forced (including bonded or voluntary prison) labor. Employment shall be freely chosen.

                            STOCKHOLDER'S STATEMENT

DuPont operates or has business relationships in several countries, including China and Thailand, where the U.S. State Department and Amnesty International indicate law and/or public policy do not adequately protect human rights.

CHINA: The Constitution provides for "freedom of association;" but, it doesn't exist. After speaking with reporters about his union activities, Cao Maobing was admitted against his will to a psychiatric hospital and forced to take medication. There is no right to strike. Forced labor is a serious problem. Workplace safety is not important. Trafficking in children for purposes of labor is a problem. (Human Rights Practices 2000: China, US State)

THAILAND: Employers used legal loopholes to fire union leaders prior to government certification of new unions. (Human Rights Practices 2000: Thailand, US State)

Arguing against last year's similar proposal, DuPont stated that it "is supportive of the general intent of the proposal . . . The Company also meets with advocates of codes to explore issues of mutual concern. These efforts will continue. The Company therefore believes adoption of the proposed code is unnecessary."

In fact, the Company has missed opportunities to meet with advocates. Last year, the Proponent asked DuPont to meet with several interested parties to discuss the American Chemistry Council's (ACC) "no position" decision on the proposed Memorandum of Understanding (MOU) on Safety & Health as part of the overall two-year negotiations between the International Federation of Chemical, Energy, Mining and General Workers' Unions (ICEM) and the International Council of Chemical Associations (ICCA) - of which ACC is a part. The MOU was intended to give credibility to the Responsible Care program. By taking its position, the ACC decided that an enforceable program wasn't worth an MOU. "The US chemical industry . . . deliberately destroyed this international process," said ICEM General-Secretary Fred Higgs.

DuPont's failure to meet negates its argument against this proposal.

DuPont benefits from ensuring it isn't associated with human rights violations. Additionally, institutional investors are concerned with the workplace practices impacts on shareholder value. Several large funds have adopted workplace practice guidelines. Adopting the Code increases attractiveness to the institutional investor community.

I urge you to vote FOR this proposal.

                       POSITION OF THE BOARD OF DIRECTORS

                             THE BOARD OF DIRECTORS
                            RECOMMENDS THAT YOU VOTE
                            "AGAINST" THIS PROPOSAL.

The Company believes adoption of the proposed code is unnecessary. DuPont is committed to conducting its business affairs with the highest ethical standards, and works diligently to be a respected corporate citizen throughout the world. The Company has had in place for many years an Ethics Policy, Mission Statement and Code of Business Conduct addressing many of the issues covered in the standards proposed for adoption. These corporate policies and procedures are applicable to all employees in all DuPont businesses around the globe.

The Company's Business Conduct Guide, for example, emphasizes the responsibility of each employee to comply with all applicable laws and stresses the Company's zero tolerance policy on discrimination and harassment. The Ethics Policy requires employees to confirm on an annual compliance statement that they have conducted business in accordance with the Company's standards.

The Company continues to be supportive of the general intent of the proposal and similar international workplace standards suggested by other organizations for adoption. The Company reviews on an ongoing basis codes offered by a wide variety of organizations, and examines its own policies and practices in light of the provisions of the proposed codes. The Company also meets with advocates of codes, including the Proponents, to explore issues of mutual concern.

In 2001, the Company endorsed the Global Compact, an initiative of the United Nations. The U.N. Global Compact seeks to have companies and business associations embrace, support and enact a set of core values in the areas of human rights, labor standards, and environmental practices. The principles of the U.N. Global Compact address essentially all of the five human rights tenets highlighted in the Proposal.

The Company believes that through its existing policies and its association with the U.N. Global Compact initiative the objectives of the proposal are being met.

                            6 - STOCKHOLDER PROPOSAL
                             ON EMPLOYMENT MATTERS

Thomas T. Gniewek, Jr. of 123 Norwood Drive, Camden, Tennessee 38320, owner of 1,334 shares of DuPont Common Stock, has given notice that he will introduce the following resolution and statement in support thereof:

RESOLVED: Stockholders request the Board of Directors prepare a report, at reasonable cost and excluding confidential information, to be made available to shareholders four months from the date of the annual meeting on our progress in response to the Glass Ceiling Commission's business recommendations including a review of:

(1) Steps Company has taken to use the Glass Ceiling Commission Report and management's recommendations flowing from it.

(2) Company-wide policies addressing leadership development, employee mentoring, workforce diversity initiatives and family friendly programs.

(3) Explanations of how executive compensation packages and performance evaluations integrate Company efforts in breaking the glass ceiling.

(4) The top one hundred or one percent of Company wage earners broken down by gender.

                            STOCKHOLDER'S STATEMENT

The term "glass ceiling" was first used in a 1985 Wall Street Journal article to describe an artificial barrier to the advancement of women into corporate management positions. Senator Robert Dole introduced the Glass Ceiling Act, as part of Title II of the Civil Rights Act of 1991. President Bush signed the 1991 Civil Rights Act establishing a bipartisan twenty-nine member Glass Ceiling Commission. The Commission was charged with preparing recommendations on the glass ceiling issue for the President and corporate leaders.

In 1991, then Secretary of Labor Lynn Martin completed the Glass Ceiling Initiative Report. Senator Dole praised the report, "[this] confirm[s] what many of us have suspected all along--the existence of invisible, artificial barriers blocking women and minorities from advancing up the corporate ladder to management and executive level positions" and "for this Senator, the issue boils down to ensuring equal access and equal opportunity."

Chairperson of the Glass Ceiling Commission Robert Reich stated, "The glass ceiling is not only an egregious denial of social justice that affects two-thirds of the population, but a serious economic problem that takes a huge financial toll on American business." And ". . . we need to attract and retain the best, most flexible workers and leaders available, for all levels of the organization."

The stated vision of the Glass Ceiling Commission is "a national corporate leadership fully aware that shifting demographics and economic restructuring make diversity at management and decision making levels a prerequisite for the long term success of the United States in domestic and global market places." The report revealed that women made up
47.5 percent of the total workforce and earned over half of all Masters degrees, yet 95 percent of senior-level managers remain men. Women today earn about $.72 for every dollar earned by men.

The Glass Ceiling Commission Report, released in 1995, confirms inclusiveness in the workplace has had a positive impact on the bottom line. A 1993 study of the Standard and Poor 500 companies revealed, ". . . firms that succeed in shattering their own glass ceiling racked up stock-market records that were really two and one half times better than otherwise comparable companies."

We believe top management positions should more closely reflect the people in the workforce and marketplace if our Company is going to remain competitive.

                       POSITION OF THE BOARD OF DIRECTORS

                             THE BOARD OF DIRECTORS
                            RECOMMENDS THAT YOU VOTE
                            "AGAINST" THIS PROPOSAL.

DuPont shares a commitment to diversity in the composition of its workforce. This commitment is grounded in the knowledge that diversity makes DuPont a better, more competitive company. DuPont recognizes that a diverse workforce generates diverse thinking and new and different perspectives, which result in the innovative products and services the Company offers.

DuPont has long been considered a leader in the area of workplace diversity and its efforts have been well publicized. In addition, the Company has earned international recognition for its pioneering race and gender awareness programs, recruitment efforts, mentoring and leadership development initiatives, and policies for working parents. The Company has made continuing progress in recruiting, hiring, developing and promoting white women and people of color. DuPont remains committed to further enhancement and expansion of these efforts.

DuPont routinely performs comprehensive analyses of salaries to ensure pay equity in terms of gender and race so that women and people of color receive salaries equal to those of white males doing the same work. These analyses will continue to be done on a periodic basis to ensure the equity of our pay systems.

The composition of the Company's workforce, and DuPont's sustained commitment to diversity and pay equity are evidence of the effectiveness of the Company's efforts to ensure fair treatment of all individuals in hiring, retention, compensation and advancement. The Board therefore believes that the Company is addressing the objectives of the proposal.

                          7 - STOCKHOLDER PROPOSAL ON
                         CONSIDERING POTENTIAL NOMINEES

The International Brotherhood of DuPont Workers, P.O. Box 16333, Louisville, Kentucky, owner of 60 shares of DuPont Common Stock, has given notice that it will introduce the following resolution and statement in support thereof:

RESOLVED: That the stockholders of E. I. du Pont de Nemours and Company, assembled in annual meeting in person and by proxy, hereby request that the Board of Directors give consideration to having a DuPont wage roll employee who is currently serving as a representative of the employees at his or her plant site, to be nominated for election to the Board of Directors.

                            STOCKHOLDER'S STATEMENT

During Mr. Holliday's tenure as CEO, DuPont stock has gone from about $60 per share when he took over in February 1998 to about $40 per share in October 2001, a 33% decline. During that same time, the S&P 500 has declined about 15% and the peer group to which DuPont compares itself has remained about even.

A factor in the poor performance of the stock are significant and controversial decisions made by Mr. Holliday and the Board. These decisions include the sale of Conoco, the purchase of Pioneer Hi Bred, and the divestment of the pharmaceutical business. Other major decisions have included the closure and reduction in size of numerous manufacturing facilities, the investment of significant capital and manpower in employment programs such as "Six Sigma", and the handling of the health insurance cost issue--with 50% of all increases in cost being paid for by the employees. These decisions come under the general responsibility of the Board of Directors. When the Company is performing well, the Board gets the credit. When the Company is not performing well, isn't it worthwhile to consider what changes can be made to improve the Board's performance?

At the present, the Board is made up of individuals who, generally speaking, serve as high-ranking corporate officers for other companies. What they are all lacking, however, is what this proposal would offer--the experience of a DuPont wage roll employee, someone who has spent years working in a factory, someone who has listened first hand to employees and has learned what motivates them to perform at their highest level.

This proposal was last voted on and rejected by DuPont stockholders back in April 1997. At that time, however, DuPont stock was performing well, approximately in tandem with the S&P 500 and the peer companies with which DuPont compares itself. That is no longer the case.

There is no reason for the Board to be disturbed by the prospect of adding to the Board a wage roll employee who serves as a representative of the employees at his or her plant site. Based on the performance of the Board over the last four years, it should welcome such an addition to its ranks.

                       POSITION OF THE BOARD OF DIRECTORS

                             THE BOARD OF DIRECTORS
                            RECOMMENDS THAT YOU VOTE
                            "AGAINST" THIS PROPOSAL.

The Board of Directors believes that each director should represent all stockholders, and has long been opposed to electing a director to represent a particular point of view or constituency.

It is important to the Board that its members possess a breadth of experience, insight and knowledge to exercise independent judgment in carrying out its responsibilities for broad corporate policy and the overall performance of the Company. When it reviews potential nominees to recommend to the Board, the Corporate Governance Committee considers a wide range of criteria, which vary over time depending on the needs of the Board. For example, the Board's composition has broadened to include members with global business perspectives and strong experience in marketing and technology.

In the Board's view, the interests of stockholders are best served when the Corporate Governance Committee and the Board are able to exercise discretion to consider potential qualified nominees who will bring broad experience, skills and perspectives to bear on the Company's efforts to achieve value for all stockholders.

                                 OTHER MATTERS

The Board of Directors knows of no other proposals that may properly be presented for consideration at the meeting but, if other matters do properly come before the meeting, the persons named in the proxy will vote your shares according to their best judgment.

                                  APPENDIX "A"

                       DUPONT VARIABLE COMPENSATION PLAN

I. PURPOSES

      The purposes of this Variable Compensation Plan (the "Plan") are: (a) to provide greater incentive for employees continually to exert their best efforts on behalf of E. I. du Pont de Nemours and Company (the "Company") by granting them compensation that, combined with their regular salaries, results in total compensation that is competitive based on performance; and (b) to further the identity of interests of such employees with those of the Company's stockholders generally.

II. FORM OF GRANTS

      1. Variable compensation under this Plan may be granted in acquired common stock of this Company, or in new common stock to be issued directly to the beneficiaries, or in cash, or in two or more of said forms.

      2. The Compensation Committee shall determine the portion of each award under this Plan to be paid in cash and the portion to be delivered to the beneficiary in the form of common stock.

III. LIMITATIONS ON GRANTS

      1. Grants under this Plan shall be made from the Variable Compensation Fund which the Company shall establish and to which shall be credited annually an amount to be determined by the Compensation Committee. This amount shall not exceed 20% of the "variable net income." For any year, the maximum amount of the individual grant under this Plan to the Chief Executive Officer or any of the four other highest compensated executive officers of the Company at year-end shown in the Company's Proxy Statement, or such other individuals as may be prescribed in rules under Section 162(m) of the Internal Revenue Code, shall not exceed 2% of the maximum amount which may be credited to the Fund for such year; however, the Compensation Committee, or the Board of Directors if the grant is made to an employee director, may in its discretion make individual grants which are less than such individual maximum amount. This Plan shall be interpreted consistent with the requirements of performance-based compensation plans under Section 162(m) of the Internal Revenue Code.

      2. The term "variable net income" for any year, as used in this Plan, shall mean the amount of net income or loss as shown in the Consolidated Income Statement of this Company and its consolidated subsidiaries set forth in the Annual Report to the Stockholders for such year; provided, however, that such net income or loss shall be adjusted to omit the effects of

        (i) charges and/or credits resulting from extraordinary items, accounting changes (including charges and/or credits to current year operations therefrom), and similarly disclosed amounts in the Company's Consolidated Income Statement, and

        (ii) any charges/credits disclosed in the footnotes to Segment Information for such year;

        and shall be further adjusted by

        (a) adding any amount which has been deducted in computing said net income with respect to any provision for the Variable Compensation Fund, and

        (b) deducting an amount equal to 6% of the "variable net capital employed," as defined in paragraph 3 of this Article.

      3. The term "variable net capital employed" for any year, as used in this Plan, shall mean the average of the amounts of Stockholders' Equity as of December 3lst of such year and December 3lst of the preceding year, as shown in the Consolidated Balance Sheets of this

          Company and its subsidiaries set forth in the Annual Reports to the Stockholders, after adjusting said amounts, however, by adding to Stockholders' Equity as stated in the later of such Balance Sheets any amount which has been deducted in computing net income with respect to any provision for the Variable Compensation Fund, as described in paragraph 2(a) of this Article.

      4. Grants for each year need not have an aggregate value equal to the entire amount available in the Variable Compensation Fund. Any ungranted portion of the Fund shall be carried forward and be available for grants in a succeeding year or years, and while grants in the aggregate for any year may exceed the amount credited for that year to the Variable Compensation Fund, they shall not exceed the total amount in the Fund.

IV. ADMINISTRATION

      1. Except as otherwise specifically provided, the Plan shall be administered by the Compensation Committee of the Company's Board of Directors. The Compensation Committee shall be elected pursuant to the Bylaws of the Company, and the members thereof shall be ineligible for grants for services performed while serving on said Committee.

      2. The decision of the Compensation Committee with respect to any questions arising as to interpretation of this Plan, including the severability of any and all of the provisions thereof, shall be final, conclusive and binding.

V. ELIGIBILITY FOR GRANTS

      1. Grants under the Plan may be made to those employees who have contributed the most in a general way to the Company's success by their ability, efficiency, and loyalty, consideration being given to ability to succeed in more important managerial responsibility in the Company. Grants may also be made to:

        (a)  a person performing services on a consultant basis,

        (b) an employee who retired or plans to retire pursuant to the provisions of the pension and retirement plan or policy of a plan company,

        (c)  a former employee, and

        (d)  the surviving spouse or estate of a deceased employee.

        No grant may be made to a director except for services performed as an employee of a plan company.

      2. Except as set forth in subparagraphs (a) to (d) of the preceding paragraph, to be eligible for a grant an employee shall be employed by a plan company as of the date final action is taken on a grant under this Plan and shall be expected to continue in the employ of such a company.

      3. For purposes of this Plan, the term "employee" shall include an employee of a corporation or other business entity in which the Company shall directly or indirectly own fifty percent or more of the outstanding voting stock or other ownership interest. The term "plan company" as used in this Plan shall mean a business entity whose employees are eligible for grants under this Plan.

VI. GRANTS

      1. The Compensation Committee shall determine each year the total amount of the Variable Compensation Fund to be distributed. Grants for any calendar year shall be made as soon as practicable after the close of such calendar year.

      2. Employees in countries other than the United States may be granted variable compensation through plans or programs other than this Plan.

VII. STOCK FOR GRANTS

      1. With respect to the portion of grants under this Plan to be delivered in common stock, the Compensation Committee of the Company's Board of Directors shall determine whether, and to what extent, such portion of the grants shall be in new common stock to be issued directly to beneficiaries, or in common stock acquired by the Company.

      2. The value per share at which common stock is to be granted to beneficiaries under this Plan shall be fixed and determined by the Board of Directors. Common stock to be delivered in payment of grants under this Plan shall be issued or registered in the names of beneficiaries at the time of delivery provided under Article IX hereof.

VIII. RECOMMENDATIONS AND GRANTS

      1. Recommendations for grants to members of the Board of Directors shall be made by the Compensation Committee. Recommendations for grants to employees who are not members of the Board of Directors shall be made to the Compensation Committee by the Office of the Chief Executive.

      2. Any grant to a director shall be made in the sole discretion of the Board of Directors, a majority of whose members taking final action on any such grant shall be ineligible for grants under Article V. Any grant to an employee who is not a member of the Board of Directors shall be made in the sole discretion of the Compensation Committee which shall take final action on any such grant. No person shall have a right to a grant under this Plan until final action has been taken to make such grant. At the discretion of the Compensation Committee, grants to employees of a plan company may be made subject to approval by the Board of Directors or other management group of such company.

      3. Action to establish a minimum liability for variable compensation grants under this Plan, if deemed appropriate, shall be taken by the Compensation Committee prior to year-end of the calendar year for which grants are to be made.

IX. DELIVERY OF GRANTS

      When any stock or cash is granted under this Plan, certificates of stock, or cash, as the case may be, representing such grant, shall be delivered to the beneficiary promptly, or at such future times and under such terms and conditions as the Compensation Committee may determine. If it is determined that the grant be delivered promptly to the beneficiary, that beneficiary may be given the option to defer delivery of the grant to the extent provided in terms and conditions established by the Compensation Committee.

X. AMENDMENTS

      While it is the present intention of the Company to make grants annually, the Board of Directors reserves the right to modify this Plan from time to time or to repeal the Plan entirely, or to direct the discontinuance of making grants either temporarily or permanently; provided, however, that no modification of this Plan shall operate to annul, without the consent of the beneficiary, a grant already made hereunder; provided, also, that no modification without approval of the stockholders shall increase the maximum amount which may be credited to the Variable Compensation Fund as hereinabove provided.

XI. MISCELLANEOUS

      All expenses and costs in connection with the operation of this Plan shall be borne by the Company and no part thereof shall be charged against the Variable Compensation Fund.

                      DIRECTIONS TO THE PLAYHOUSE THEATRE

FROM PHILADELPHIA ON I-95 SOUTH

1.  Follow I-95 South to Wilmington.

2.  From right lane take Exit 7A marked "52 South, Delaware Ave."

3.  Follow exit road (11th Street) marked "52 South, Business District".

4. Continue on 11th Street bearing left through Delaware Avenue intersection to parking.

5.  The Playhouse Theatre is in the Hotel du Pont Building.

FROM BALTIMORE ON I-95 NORTH

1.  Follow I-95 North to Wilmington Exit 7 marked "Route 52, Delaware Avenue".

2.  From right lane take Exit 7 onto Adams Street.

3.  At the third traffic light on Adams Street, turn right onto 11th Street.

4. Follow 11(th) Street marked "52 South, Business District", bearing left through Delaware Avenue intersection to parking.

5.  The Playhouse Theatre is in the Hotel du Pont Building.

                              DOWNTOWN WILMINGTON

                          [MAP OF DOWNTOWN WILMINGTON]

 To reach Wilmington by train, please call AMTRAK at 800-872-7245 for Northeast
       Corridor service or SEPTA at 302-652-3278 for local train service.
                                 WWW.DUPONT.COM
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                         PROXY/VOTING INSTRUCTION CARD
                      E. I. DU PONT DE NEMOURS AND COMPANY
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints C. J. Crawford, C. O. Holliday, Jr., and C. M. Vest, or any of them, each with power of substitution, as proxies for the undersigned to vote all shares of Common Stock of said Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on April 24, 2002, and any adjournments thereof, as hereinafter specified and, in their discretion, upon such other matters as may properly come before the meeting. The undersigned hereby revokes all proxies previously given.

As described on page 1 of the proxy statement, this proxy also provides voting instructions for shares held for the account of the undersigned in certain employee savings plans. A trustee for each plan will vote these shares as directed provided your voting instruction is received by April 18, 2002. A trustee for an employee savings plan may vote in its discretion all shares held in the plan for which no voting instructions are received. Other shares owned by you will be voted only if you sign and return a proxy card, vote by Internet or telephone, or attend the meeting and vote by ballot.

On matters for which you do not specify a choice, your shares will be voted in accordance with the recommendation of the Board of Directors.


Nominees for the Election of Directors are:                 (Change of Address / Comments)
-------------------------------------------                 ------------------------------
01. A. J. P. Belda       09. G. Lindahl                     ------------------------------
02. R. H. Brown          10. M. Naitoh                      ------------------------------
03. C. J. Crawford       11. W. K. Reilly                   ------------------------------
04. L. C. Duemling       12. H. R. Sharp, III               (If you have written in the
05. E. B. du Pont        13. C. M. Vest                     above space, please mark the
06. C. O. Holliday, Jr.                                     corresponding box on the
07. D. C. Hopkins                                           reverse side of this card)
08. L. D. Juliber


   Your shares will not be voted unless you vote by internet or telephone as described on the reverse side, or sign and return this card
--------------------------------------------------------------------------------
      FOLD AND DETACH HERE - IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

                            E. I. DU PONT DE NEMOURS
                                  AND COMPANY

                         Annual Meeting of Stockholders

                                 April 24, 2002
                                   10:30 a.m.

                             The Playhouse Theatre
                                Du Pont Building
                               1007 Market Street
                              Wilmington, Delaware

[X]  Please mark your
     votes as in this
     example.

When properly executed this proxy will be voted in the manner directed herein.
  If no direction is made, this proxy will be voted FOR proposals 1, 2 and 3 and
                              AGAINST proposals 4 through 7

The Board of Directors recommends a vote "FOR" Board proposals 1, 2 and 3.
-------------------------------------------------------------------------------

                                   FOR            WITHHELD
1.  On Election                    [ ]              [ ]
    of Directors.
    (see reverse)

                                   FOR            AGAINST          ABSTAIN
2.  On Ratification of             [ ]              [ ]              [ ]
    Accountants

                                   FOR            AGAINST          ABSTAIN
3.  On Variable Compensation       [ ]              [ ]              [ ]
    Plan

To withhold authority to vote for any nominee, specify name below:

-------------------------------------------------------------------------------

The Board of Directors recommends a vote "AGAINST" the following stockholder proposals.

                                   FOR            AGAINST          ABSTAIN
4.  On Directors Board Service     [ ]              [ ]              [ ]

                                   FOR            AGAINST          ABSTAIN
5.  On International Workplace     [ ]              [ ]              [ ]
    Standards

                                   FOR            AGAINST          ABSTAIN
6.  On Employment Matters          [ ]              [ ]              [ ]

                                   FOR            AGAINST          ABSTAIN
7.  On Considering Potential       [ ]              [ ]              [ ]
    Nominees


Send Annual Meeting Ticket [ ]

Discontinue Annual Report Mailing for this Account [ ]

Change of Address/Comments [ ]

SIGNATURE(S) ______________________________________ DATE ______________________
When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the signer is a corporation, sign the full corporate name by duly authorized officer.
--------------------------------------------------------------------------------
     FOLD AND DETACH HERE - IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL


                        VOTE BY INTERNET OR BY TELEPHONE
                     Quick & Easy - 24 hours a day, 7 days a week
Du Pont encourages stockholders to take advantage of two cost-effective and convenient alternatives to vote your shares-by Internet or telephone.

  Log onto the Internet and type: http://www.eproxyvote.com/dd
   - Have this proxy form ready and follow the simple instructions on the website.
   - You will be able to elect to access future Annual Meeting proxy materials via the Internet.

On a touch-tone phone, call toll-free 1-877-779-8683 and you will hear these instructions:
   -  Enter the last four digits of your social security number; and
   - Enter the control number from the box above (just below the perforation on the proxy card.)
   -  You will then have two options:
      OPTION 1: to vote as the Board of Directors recommends for all proposals;
      or
      OPTION 2: to vote on each proposal separately.
   -  Your vote will be repeated and you will be asked to confirm it.

Internet or telephone voting provides the same authorization to vote your shares as if you marked, signed, dated and returned the proxy/voting instruction card. If you vote by Internet or telephone, please do not mail your card.
-------------------------------------------------------------------------------

                             THANK YOU FOR VOTING.

                      E. I. du Pont de Nemours and Company

                          2001 Telephone Voting Script

              --------------------------------------------------
                  Toll Free: 1-877-PRX-VOTE or 1-877-779-8683
              --------------------------------------------------

1. Welcome to the electronic voting system. Please have your proxy card or voting instruction sheet or ballot available before voting.

2. Enter the Voter Control Number as it appears on the card followed by the pound sign.

3.   One moment please while we verify your information.

4. Enter the last four digits of the U.S. Social Security number or the U.S. taxpayer identification number for this account followed by the pound sign.

5.   The company that you are voting is E. I. du Pont de Nemours and Company.

6. Your vote is subject to the same terms and authorizations as indicated on the proxy card. It also authorizes the named proxies to vote according to the instructions at the meeting of the stockholders.

7. To vote all proposals in accordance with the recommendations of the Board of Directors, press 1. If you wish to vote on one proposal at a time, press 2.
     If 1, go to Playback.
                 --------
     If 2, go to 8.

8. Item #1. To vote for all nominees press 1. To withhold from all nominees press 2. To withhold from individual nominees press 3.
     If 1, go to 9.
     If 2, go to 9.
     If 3, go to Director Exception.
                 -------- ---------

          ---------------------------------------------------------------------
          Director Exception
          -------------------
          Enter the 2-digit number next to the nominee from whom you would like to withhold your vote followed by the pound key. Or if you have completed voting on directors, press the pound key again.
               If pound key entered twice, go to the next item.
               If valid nominee number, go to Next Nominee.
                                              ------------


          Next Nominee
          ------------
          To withhold your vote from another nominee, enter the 2-digit number next to the nominee followed by the pound key, or if you have completed voting on directors press the pound key again.
               If pound key entered twice, go to the next item.
               If valid nominee number, go to Next Nominee.
                                              ------------

          Invalid Nominee Number
          ----------------------
          You have entered an invalid nominee number
               (Go to Next Nominee.)
                      ------------
          ---------------------------------------------------------------------

9. Item #2. To vote for, press 1; against, press 2; to abstain, press 3. If 1, go to 10.
          If 2, go to 10.
          If 3, go to 10.

10. Item #3. To vote for, press 1; against, press 2; to abstain, press 3. If 1, go to 11.
          If 2, go to 11.
          If 3, go to 11.

11. Item #4. To vote for, press 1; against, press 2; to abstain, press 3. If 1, go to 12.
          If 2, go to 12.
          If 3, go to 12.

12. Item #5. To vote for, press 1; against, press 2; to abstain, press 3. If 1, go to 13.
          If 2, go to 13.
          If 3, go to 13.

13. Item #6. To vote for, press 1; against, press 2; to abstain, press 3. If 1, go to 14.
          If 2, go to 14.
          If 3, go to 14.

14. Item #7. To vote for, press 1; against, press 2; to abstain, press 3. If 1, go to 15.
          If 2, go to 15.
          If 3, go to 15.

15. If you would like us to send an Annual Meeting Ticket, press 1. If not, press 2.
          If 1, go to 16.
          If 2, go to 16.

16. If you would like to discontinue mailing an annual report to this account, press 1. If not, press 2.
          If 1, go to 17.
          If 2, go to 17.

17.  You have cast your vote as follows:
          ---------------------------------------------------------------------
          Playback (Playback the appropriate vote for this proxy card.)
          --------
          Default Playback
          ------- --------
          You have voted in the manner recommended by the Board of Directors.

          Director Proposal Playback
          -------- -------- --------
          Voted for all nominees: Item #. You have voted for all nominees.

          Withhold from all nominees: Item #. You have voted to withhold
          -------- ---- --- --------
            your vote from all nominees.


          Withhold from individual nominees: Item #. You have voted for all
          -------- ---- ---------- --------
            nominees except for the following nominee numbers.

          For/Against/Abstain Proposal Playback
          ------------------- -------- --------
          Item # (For/Against/Abstain)
          ---------------------------------------------------------------------

18.  To Confirm your vote, press 1. To cancel your vote, press 2.
          If 1, go to 20.
          If 2, go to 19.

19. Your vote has been cancelled. If you wish to vote this card or another card, press 1. Otherwise, please hang up and mark, sign, and return your card in the envelope provided. Thank you for calling.

20. Your vote has been successfully recorded. It is not necessary for you to mail your card. If you wish to vote another card or change your vote, press 1. Otherwise, please hang up. Thank you for voting.
          ---------------------------------------------------------------------
          Invalid Control Numbers
          ------- ------- -------
          We are unable to authenticate the information that you entered.

          No Key Pressed
          -- --- -------
          Go to the same item (repeat three times); otherwise, go to Error.
                                                                     -----
          Invalid Number
          ------- ------
          Go to the same item (repeat three times); otherwise, go to Error.
                                                                     -----
          Error
          -----
          We are unable to process your request at this time. Thank you for calling.
               (Call ends.)
          ---------------------------------------------------------------------

[LOGO OF DU PONT]

The miracles of science

VOTE      Welcome!
BY NET
          Name Line
          Address Line
          City, State Zip Line

          Delivery Preference
          Select how you would like your future
          annual meeting materials:
          [ ] Posted mail -or-
          [ ] Electronically (View Terms and Conditions
              for Electronic Delivery)
              E-mail address (e.g. name@XYZ.com) [           ]
              Enter e-mail address again for
              validation                         [           ]
          =============================

          =============================

[LOGO OF DU PONT]


                         PROXY/VOTING INSTRUCTION CARD
                      E. I. DU PONT DE NEMOURS AND COMPANY
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints C. J. Crawford, C. O. Holliday, Jr., and C. M. Vest, or any of them, each with power of substitution, as proxies for the undersigned to vote all shares of Common Stock of said Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on April 24, 2002 and any adjournments thereof, as hereinafter specified and, in their discretion, upon such other matters as may properly come before the meeting. The undersigned hereby revokes all proxies previously given.

As described on page 1 of the proxy statement, this proxy also provides voting instructions for shares held for the account of the undersigned in certain employee savings plans. A trustee for each plan will vote these shares as directed provided your voting instruction is received by April 18, 2002. A trustee for an employee savings plan may vote in its discretion all shares held in the plan for which no voting instructions are received. Other shares owned by you will be voted only if you sign and return a proxy card, vote by Internet or telephone, or attend the meeting and vote by ballot.

On matters for which you do not specify a choice, your shares will be voted in accordance with the recommendation of the Board of Directors.

        E. I. du Pont de Nemours and Company Directors recommend a vote:
                               "FOR" all Nominees
                                "FOR" Proposal 2
                                "FOR" Proposal 3
                              "AGAINST" Proposal 4
                              "AGAINST" Proposal 5
                              "AGAINST" Proposal 6
                              "AGAINST" Proposal 7
================================================================================
Check this box to cast your vote in accordance with the recommendations of E. I. du Point de Nemours and Company Directors:

E. I. du Pont de Nemours and Company Directors recommends a vote "FOR" all Nominees.

1.   Election of Directors

[ ]  FOR ALL NOMINEES, except as noted below   [ ]  withhold as to all nominees:

A. J. P. Belda                 R. H. Brown                   C. J. Crawford

L. C. Duemling                 E. B. du Pont                 C. O. Holliday, Jr.

D. C. Hopkins                  L. D. Juliber                 G. Lindahl

M. Naitoh                      W. K. Reilly                  H. R. Sharp, III

C. M. Vest

E. I. du Pont de Nemours and Company Directors recommend a vote "FOR"
Proposal 2.

2. On Ratification of Accountants.               For          Against    Abstain


E. I. du Pont de Nemours and Company Directors recommend a vote "FOR"
Proposal 3.

3. On Variable Compensation Plan             For          Against        Abstain


E. I. du Pont de Nemours and Company Directors recommend a vote "AGAINST" Proposals 4.

4. On Directors Board Service                For          Against        Abstain


E. I. du Pont de Nemours and Company Directors recommend a vote "AGAINST" Proposal 5.

5. On International Workplace Standards      For          Against        Abstain


E. I. du Pont de Nemours and Company Directors recommend a vote "AGAINST" Proposal 6.

6. On Employment Matters                     For          Against        Abstain


E. I. du Pont de Nemours and Company Directors recommend a vote "AGAINST" Proposal 7.

7. On Considering Potential Nominees         For          Against        Abstain

================================================================================
If applicable, click the option box:

               Send Annual Meeting Ticket

               Discontinue Annual Report mailings for this Account.

To cast your vote please click "Submit".
(NOTE: Your vote will not be counted until you click "Submit".)

                                Submit Your Vote

[LOGO OF DU PONT]

VOTE
BY NET

Name Line
Address Line
City, State Zip Line
Control Number:
Confirmation Number:
Date:

Thank you for using Equiserve's Vote-By-Net Facility.

Step 3: Summary of your vote

          Your vote was recorded by EquiServe as follows:

          =======================================
          1. Election of Directors


          =======================================
          2. On Ratification of Accountants


          =======================================
          3. On Variable Compensation Plan


          =======================================
          4. On Directors Board Service


          =======================================
          5. On International Workplace Standards


          =======================================
          6. On Employment Matters


          =======================================
          7. On Considering Potential Nominees


          =======================================
          Please keep a copy for your records. To change your vote click "Back".

          To change your address or provide a comment click "Options."

          You can now vote another ballot or go to E. I. du Pont de Nemours and Company Homepage or click "Finish" to exit to EquiServe Homepage.

[LOGO OF DU PONT]

VOTE
BY NET    Your Options
          =====================================================================

          If you wish to provide an address change request        ADDRESS CHANGE
          for this account, click the button to the right.

          If you wish to provide a comment, click the button             COMMENT
          to the right.

          You can now vote another ballot or go to E. I. du
          Pont de Nemours and Company homepage or click                     EXIT
          "Finish" to exit to EquiServe homepage.


Copyright (c) 2002 EquiServe. All rights reserved.